Exhibit 24
Executed Version
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of the Chief Financial Officer, Chief Operating Officer, Secretary, any Assistant Secretary, the General Counsel, and any Deputy or Assistant General Counsel of OneWater Marine Inc., a Delaware corporation (the “Company”), or any of them acting individually and with full power of substitution and resubstitution, as the undersigned’s true and lawful attorney-in-fact to:
1.    prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;
2.    execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, (a) Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder, (b) Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended, and (c) Schedules 13D and 13G (including any amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules and regulations thereunder, in each case with respect to the securities of the Company or any of its subsidiaries;
3.    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4, Form 5, Form 144, Schedule 13D, or Schedule 13G, complete and execute any amendment or amendments thereto, and timely file such forms or schedules with the SEC and any stock exchange, quotation system, or similar authority; and
4.    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of or to the undersigned for any failure to comply with such requirements, or (iii) any responsibility or other obligation of the undersigned under Section 16(b) of the Exchange Act, including any obligation to monitor for or discharge any liability of the undersigned for profit disgorgement under such Section; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the undersigned’s obligations under Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, Form 144, or Schedules 13D or 13G with respect to the securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the aforesaid attorneys-in-fact.
This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein, and the authority of the attorneys-in-fact named in any such prior power of attorney is hereby revoked.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ Daniel Englander
Daniel Englander

Date:	February 19, 2026